UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Freeport-McMoRan Oil & Gas LLC

(Exact name of registrant as specified in its charter)

Delaware	001-31470	46-2548126
(State of incorporation)	(Commission file number)	(I.R.S. employer identification number)

700 Milam, Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the acquisition of Plains Exploration & Production Company (“PXP”) by Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), on May 31, 2013, PXP, FCX, Freeport-McMoRan Oil & Gas LLC (formerly IMONC LLC), a Delaware limited liability company and wholly owned subsidiary of FCX (“Merger Sub”), FCX Oil & Gas Inc., a Delaware corporation and wholly owned subsidiary of FCX (“FCX Oil”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), entered into an Eighteenth Supplemental Indenture dated as of May 31, 2013 (the “Supplemental Indenture”) to the Indenture dated as of March 13, 2007 (as amended and supplemented to date, including by the Supplemental Indenture, the “Indenture”), among PXP, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the Trustee, relating to PXP’s outstanding 7.625% Senior Notes due 2018, 6.125% Senior Notes due 2019, 8.625% Senior Notes due 2019, 7.625% Senior Notes due 2020, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022 and 6.875% Senior Notes due 2023 (collectively, the “Outstanding Notes”).

Pursuant to the Supplemental Indenture, Merger Sub and FCX Oil assumed all of PXP’s obligations under the Indenture and each series of Outstanding Notes. Additionally, FCX agreed to fully and unconditionally guarantee all payment obligations of Merger Sub and FCX Oil with respect to the Outstanding Notes and to assume PXP’s previous reporting obligations under the Indenture.

As a result of transactions ancillary to the acquisition of PXP by FCX, each Subsidiary Guarantor no longer had outstanding any guarantee of any indebtedness (other than the Outstanding Notes) of PXP or any other Subsidiary Guarantor in excess of $10.0 million in aggregate principal amount and therefore was automatically released and relieved of any obligations under its respective subsidiary guarantee with respect to each series of the Outstanding Notes pursuant to the terms of the Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 31, 2013, PXP terminated its $5.0 billion amended and restated credit agreement (the “Credit Agreement”), which was entered into on November 30, 2012, with a syndicate of banks and financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provided for a $3 billion 5-year revolving line of credit, a $750 million 5-year term loan and a $1.25 billion 7-year term loan. In connection with the termination of the Credit Agreement, PXP terminated the Guaranty and Collateral Agreement and the other collateral documents pursuant to which PXP’s obligations under the Credit Agreement were secured by certain of PXP’s assets and guaranteed by certain of PXP’s subsidiaries.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2013, FCX and Merger Sub completed the acquisition of PXP pursuant to the Agreement and Plan of Merger, dated as of December 5, 2012 (the “Merger Agreement”), by and among FCX, Merger Sub and PXP. Under the terms of the Merger Agreement, PXP merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company and wholly owned subsidiary of FCX.

At the effective time of the Merger on May 31, 2013 (the “Effective Time”), each share of PXP’s common stock, including restricted shares and shares subject to certain restricted stock units, issued and outstanding immediately prior to the Effective Time (the “outstanding PXP shares”) (other than shares owned or held by PXP in treasury and shares owned by FCX or Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time) was converted into the right to receive the total per share consideration of approximately $46.01. Pursuant to the terms of the Merger Agreement, each such stockholder was entitled to elect to receive the per share consideration in either shares of FCX common stock or cash. Based on the average of the closing prices of FCX common stock on the New York Stock Exchange (the “NYSE”) for the ten trading days ending on May 22, 2013, which was $32.17, the per share stock consideration is approximately 1.4302 shares of FCX common stock (the “Stock Consideration”) and the per share cash consideration is approximately $46.01 (the “Cash Consideration”).

The election deadline for the merger consideration was May 15, 2013. Based on the final results of the merger consideration elections and the terms of the Merger Agreement:

•	holders of approximately 45.5% of the outstanding PXP shares, or approximately 60,231,439 shares, elected and will receive the Stock Consideration;

•	holders of approximately 29.1% of the outstanding PXP shares, or approximately 38,503,126 shares, elected and will receive the Cash Consideration;

•

holders of approximately 25.4% of the outstanding PXP shares, or approximately 33,550,726 shares, did not make a valid election or did not deliver a valid election form prior to the election deadline and will receive approximately 99.5% of their merger consideration in Cash Consideration and the remainder in Stock Consideration.

No fractional shares of FCX common stock will be issued in the Merger, and PXP stockholders will receive cash in lieu of fractional shares of FCX common stock, if any.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the NYSE was notified that each outstanding share of PXP’s common stock was converted into the right to receive the merger consideration described above, subject to the terms and conditions of the Merger Agreement. PXP requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to delisting PXP’s shares of common stock. PXP’s common stock was delisted and removed from trading on the NYSE on May 31, 2013.

Item 3.03.	Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of PXP’s common stock issued and outstanding immediately prior to the Effective Time of the Merger (other than shares owned or held by PXP in treasury and shares owned by FCX or Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time) was converted into the right to receive the merger consideration described above.

At the Effective Time of the Merger, holders of PXP’s common stock ceased to have any rights as stockholders of PXP, other than the right to receive the merger consideration as set forth above.

Each restricted share of PXP common stock outstanding immediately prior to the Effective Time of the Merger and each stock-settled PXP restricted stock unit outstanding immediately prior to the Effective Time of the Merger and granted or contractually promised as of the date of the Merger Agreement (the “RSUs”) (except for certain RSUs held by each of Messrs. James C. Flores, Doss R. Bourgeois, Winston M. Talbert and John F. Wombwell (each, a “named executive officer”)) vested as of the Effective Time and were converted into the right to receive, at the election of the holder, the Stock Consideration or the Cash Consideration, subject to proration.

Certain stock-settled RSUs held by each of PXP’s named executive officers as of the date of the Merger Agreement vested and were converted into the right to receive the Stock Consideration or the Cash Consideration, subject to the terms and conditions set forth in certain letter agreements among each such named executive officer, FCX and PXP. Each cash-settled RSU outstanding immediately prior to the Effective Time of the Merger and granted as of the date of the Merger Agreement vested and was converted into the right to receive an amount in cash equal to approximately $46.01.

Each stock appreciation right relating to shares of PXP common stock outstanding and unexercised vested and was converted into a stock appreciation right relating to shares of FCX common stock as described in the Merger Agreement. Each compensatory equity award granted or issued by PXP after the date of the Merger Agreement and prior to the Effective Time of the Merger was converted into the same type of award covering shares of FCX common stock as described in the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of PXP occurred on May 31, 2013 and the separate existence of PXP ceased. Merger Sub is the surviving entity of the Merger and is a wholly owned subsidiary of FCX.

FCX’s source of funds for the merger consideration include shares of FCX common stock, borrowings under FCX’s term loan and proceeds from the issuance of senior notes in March 2013.

The information in Item 2.01 and Item 3.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At the Effective Time of the Merger, each named executive officer and each member of PXP’s board of directors ceased to be executive officers and directors of PXP. The members of PXP’s board immediately prior to the Effective Time of the Merger were Messrs. James C. Flores, Isaac Arnold, Jr., Alan R. Buckwalter, III, Jerry L. Dees, Tom H. Delimitros, Thomas A. Fry, III, Charles G. Groat and John H. Lollar.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Eighteenth Supplemental Indenture dated as of May 31, 2013 among Freeport-McMoRan Oil & Gas LLC, as Successor Issuer, FCX Oil & Gas Inc., as Co-Issuer, Freeport-McMoRan Copper & Gold Inc., as Parent Guarantor, Plains Exploration & Production Company, as Original Issuer, and Wells Fargo Bank, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan OIL & GAS LLC

Date: June 3, 2013	By:	/s/ Nancy I. Williams
Nancy I. Williams
Vice President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Eighteenth Supplemental Indenture dated as of May 31, 2013 among Freeport-McMoRan Oil & Gas LLC, as Successor Issuer, FCX Oil & Gas Inc., as Co-Issuer, Freeport-McMoRan Copper & Gold Inc., as Parent Guarantor, Plains Exploration & Production Company, as Original Issuer, and Wells Fargo Bank, N.A., as trustee.